Exhibit 99.3

INSTRUCTIONS

Instructions to Registered Holder and/or DTC Participant

from Beneficial Owner

of

8¼% Senior Notes due 2017

8½% Senior Notes due 2020

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2010, UNLESS THE OFFER IS EXTENDED.

To Registered Holder and/or Depository Trust Company Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated              , 2010 (the “Prospectus”) of Oshkosh Corporation, a Wisconsin corporation (the “Company”), and the subsidiaries of the Company named therein and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Company’s offer (the “Exchange Offer”) to exchange its 8¼% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding unregistered 8¼% Senior Notes due 2017, and its 8½% Senior Notes due 2020, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding unregistered 8½% Senior Notes due 2020.  In this letter, the Company’s issued and outstanding unregistered 8¼% Senior Notes due 2017 and the Company’s issued and outstanding unregistered 8½% Senior Notes due 2020 are referred to collectively as the “Original Notes,” and the Company’s new, registered 8¼% Senior Notes due 2017 and the Company’s new, registered 8½% Senior Notes due 2020 are referred to collectively as the “New Notes.” Capitalized terms used but not defined in this letter have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate principal amount of Original Notes held by you for the account of the undersigned is (fill in amount):

$                     of the outstanding 8¼% Senior Notes due 2017.

$                     of the outstanding 8½% Senior Notes due 2020.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐                                    TO TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if less than all):

$                     of the outstanding 8¼% Senior Notes due 2017.

$                     of the outstanding 8½% Senior Notes due 2020.

☐                                    NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an “affiliate” of the Company, (ii) any New Notes to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes to be received in the Exchange Offer, and (iv) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations.  If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Name of Beneficial Owner(s)

Signature(s)

Name(s) (please print)

Address

Telephone Number

Taxpayer Identification or Social Security No.

Date